UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2004




                            WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                       0-21577               84-1100630
(State or other jurisdiction of   Commission File Number     (I.R.S. Employer
incorporation or organization)                            Identification Number)




                               3375 Mitchell Lane
                            Boulder, Colorado 80301
          (Address of principal executive offices, including zip code)

                          (303) 440-5220 (Registrant's
                     telephone number, including area code)



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Item 5. Other Events and Regulation FD Disclosure

On May 24, 2004, Wild Oats Markets, Inc. (the "Company") issued a press release announcing that it intends to sell, subject to market and other conditions, convertible senior debentures in a transaction exempt from the registration requirements of the Securities Act of 1933 (the "Offering"). The press release is attached hereto as Exhibit 99.1.

In connection with the Offering, on May 21, 2004, an amendment to the Company's existing credit facility was signed. The amended agreement expressly authorizes the borrowing to be made by the issuance of the convertible senior debentures in the Offering and, upon completion of the Offering will give the Company greater flexibility to pursue its growth strategy for the future. The amendment also approves the scope of potential changes to the employment agreement of Perry D. Odak, our Chief Executive Officer, which changes have been the subject of ongoing discussions. The Company's board of directors has been reviewing certain proposed changes to the supplemental bonus program under Mr. Odak's employment agreement, including a modification of the triggers for such bonuses. No specific terms have yet been agreed to, and any changes that are ultimately made would be subject to the approval of the Company's board of directors and Mr. Odak. The amendment to the credit facility is attached hereto as Exhibit 10.1.

On May 20, 2004, the Company filed with the Secretary of State of the State of Delaware an Amended Certificate of Designations relating to the Company's Series A Junior Participating Preferred Stock. The Amended Certificate of Designations increases the number of authorized shares of such series from 20,000 to 50,000. The Amended Certificate of Designations is attached hereto as
Exhibit 3.1.

Item 7. Financial Statements and Exhibits

Exhibits No.      Description

Exhibit 3.1 Amended Certificate of Designations of Series A Junior Participating Preferred Stock of Wild Oats Markets, Inc.

Exhibit 10.1* First Amendment to Second Amended and Restated Credit Agreement, dated as of May 21, 2004, by and among Wild Oats Markets, Inc., the lenders identified therein and Wells Fargo Bank, National Association, as administrative agent.

Exhibit 99.1      Press Release of Wild Oats Markets, Inc. dated May 24, 2004.



* Confidential treatment has been requested as to certain portions. The term "[CONFIDENTIAL]" as used throughout this exhibit means that material has been omitted and separately filed with the Securities and Exchange Commission.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             Wild Oats Markets, Inc.


                                             By:  /s/ Freya R. Brier
                                                 ---------------------------
                                                  Freya R. Brier
Date: May 24, 2004                                Executive Officer


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                                 EXHIBIT INDEX

Exhibit No.       Description

Exhibit 3.1 Amended Certificate of Designations of Series A Junior Participating Preferred Stock of Wild Oats Markets, Inc.

Exhibit 10.1* First Amendment to Second Amended and Restated Credit Agreement, dated as of May 21, 2004, by and among Wild Oats Markets, Inc., the lenders identified therein and Wells Fargo Bank, National Association, as administrative agent.

Exhibit 99.1      Press Release of Wild Oats Markets, Inc. dated May 24, 2004.


* Confidential treatment has been requested as to certain portions. The term "[CONFIDENTIAL]" as used throughout this exhibit means that material has been omitted and separately filed with the Securities and Exchange Commission.